Exhibit 99.1

VAALCO Energy Joins Russell 3000(R) Index

HOUSTON, July 7 /PRNewswire-FirstCall/ -- VAALCO Energy, Inc. (Amex: EGY) has been added to the Russell 3000(R) Index of public companies, Russell Investment Group has announced.

Membership in the Russell 3000 means VAALCO also will join the small-cap Russell 2000 Index, as well as the appropriate Russell sub-indices. The widely-followed equity indices are recalibrated each year based primarily on market capitalization.

Robert L. Gerry, III, Chairman and CEO of VAALCO, said, “Being selected for the Russell 3000 is another indication of success in meeting our strategy to grow VAALCO Energy, both in revenues and earnings. Appointment to the Russell 3000 will provide the Company with additional visibility, especially in the institutional investment community. We are delighted with the appointment.”

The annual reconstitution of the Russell indices captures the 3,000 largest U.S. stocks as of the end of May, ranking them by total market capitalization to create the Russell 3000. The largest 1,000 companies in the ranking comprise the Russell 1000 while the remaining 2,000 companies become the widely used Russell 2000. These investment tools originated from Russell’s multi-manager investment business in the early 1980s when the company saw the need for a more objective, market-driven set of benchmarks in order to evaluate outside investment managers.

Russell indexes are widely used by investment managers and institutional investors for index funds, and as benchmarks for both passive and active investment strategies. An industry-leading $3.8 trillion in assets currently are benchmarked to them. Investment managers who oversee these funds purchase shares of member stocks according to that company’s weighting in the particular index.

VAALCO Energy, Inc., incorporated in 1985, is a Houston-based independent energy company principally engaged in the acquisition, exploration, development and production of crude oil and natural gas. VAALCO owns producing properties and conducts exploration activities as operator of a consortium of five companies offshore of Gabon, West Africa. The Company has a 100% interest in a 270,000 acre exploration tract onshore Gabon. VAALCO Energy also entered into an agreement with two partners to form a joint venture to start exploration and drilling activities in the North Sea region.

VAALCO was recently awarded Block 5 in the shallow waters offshore Angola. The Company will operate the 1.4 million acre concession with a 40% interest.

This press release includes “forward-looking statements” as defined by the U.S. securities laws. Forward-looking statements are those concerning VAALCO’s plans, expectations, and objectives for future drilling, completion and other operations and activities. All statements included in this press release that address activities, events or developments that VAALCO expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements include future production rates, completion and production timetables and costs to complete well. These statements are based on assumptions made by VAALCO based on its experience perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond VAALCO’s control. These risks include, but are not limited to, inflation, lack of availability goods, services and capital, environmental risks, drilling risks, foreign operational risks and regulatory changes. Investors are cautioned that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. These risks are further described in VAALCO’s annual report on form 10K for the year ended December 31, 2005 and other reports filed with the SEC which can be reviewed at http://www.sec.gov , or which can be received by contacting VAALCO at 4600 Post Oak Place, Suite 309, Houston, Texas 77027, (713) 623-0801.

SOURCE  VAALCO Energy, Inc.
          -0-                               07/07/2006
          /CONTACT:  W. Russell Scheirman of VAALCO Energy, Inc., +1-713-623-0801/
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